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                                                                 Exhibit 99.n(2)

                        [SUTHERLAND ASBILL & BRENNAN LLP]

STEPHEN E. ROTH
DIRECT LINE: 202.383.0158
Internet: steve.roth@sablaw.com


                                           April 26, 2004


EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

      Re:   EquiTrust Life Variable Account
            (File No. 333-31482)
            -------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 8 to the Registration Statement on Form N-6 (File No. 33-31482) for EquiTrust Life Variable Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.



                                           Sincerely,

                                           SUTHERLAND ASBILL & BRENNAN LLP



                                           By:  /s/ Stephen E. Roth
                                                -------------------
                                                Stephen E. Roth